Exhibit 99.1

Lordstown Motors Corp.

Prepared Remarks – CES - January 5, 2023

Before we begin, since we are a publicly-traded company and I will be addressing our plans for the future, I want to call your attention to the forward-looking statement safe harbor statement that appears as the first slide in the presentation. The safe harbor statement identifies risk factors and uncertainties that may cause actual results to differ materially from the content of our forward-looking statements for various reasons, including those that we cite in our Form 10-K and most recent Form 10-Q and other SEC filings.

Accelerated innovation is needed to accelerate the world’s transition to electric vehicles.

The Foxconn EV ecosystem, including the MIH (Mobility In Harmony) consortium, with the design, engineering and development expertise of Lordstown Motors Corp., as Foxconn’s preferred vehicle development partner in North America, can prove there is a faster way forward.

Worldwide manufacturer Foxconn, together with the MIH consortium and Lordstown Motors, are working together to create a new EV-native model to enable increased collaboration, fast-track innovation and the cost-effectiveness needed for a superior value proposition to specific groups of customers. This new ecosystem is being established to address new opportunities presented by the next evolution of the auto industry, the full-scale transition to electric vehicles.

Mass market carmakers are important, but not every EV OEM should have to produce millions of units to be successful. Vehicle segments are demanding increasingly unique needs and the EV industry needs new ways to satisfy them. For example, the commercial segment where Lordstown Motors is focused has particular requirements that may not be served by vehicles designed for the mass and consumer market.

The Foxconn EV ecosystem, including MIH, together with Lordstown Motors, as Foxconn’s preferred vehicle development partner in North America, is uniquely positioned to act upon the increased, cross-industry collaboration and rapid innovation that is possible with EVs. Through Foxconn’s global manufacturing expertise and robust supply chain, this ecosystem is built to leverage a common core of hardware components that enable greater customization through design as well as hardware and software optimization. Sharing a common vehicle architecture across manufacturers also enables product development cycles and expenses to be reduced, providing greater value to customers.

EVs can be simpler in design, function and manufacturing. From a development and engineering perspective, they enable unprecedented opportunities for innovation. This is true for complete vehicles as well as for in-vehicle technologies and features that can be shared across models and even manufacturers. Foxconn, MIH and Lordstown Motors are demonstrating that a new era of increased collaboration, rapid innovation and progress is here. The Lordstown Motors’ cross-functional organization has expertise in designing, engineering and developing electric vehicles from concept through launch.

EVs allow for a new paradigm

Other technology-driven industries have proven the value of open collaboration across the development and manufacturing continuum. And that presents important learnings for the EV industry.

In the smartphone industry, Apple began as a largely closed software ecosystem. But the company quickly evolved its business model to offer a blend of its proprietary iOS operating system with open software collaboration. The app store brings more innovation faster to consumers than a closed model can alone.

Google’s Android ecosystem went further by accelerating innovation across hardware and software. This provides a greater range of tailored products and performance capabilities to meet a wide range of opportunities. More than any one manufacturer alone can provide. To put a finer point on the efficacy of this model, the Android ecosystem accounts for 71% market share in the global smartphone market.*

Without question, electric vehicles are more complex than phones. They must operate in accordance with a substantially more strict, regulated set of standards and provide mission-critical functionality and performance. It’s a reality that underscores the importance of LMC’s expertise and involvement in the Foxconn EV ecosystem, which includes 4 types of companies that collaborate to bring an EV to market:

• Brand Companies

• EV Design Companies

• Platform Engineering Companies

• Component Manufacturing Companies

Foxconn supplies components, software, supply chain and manufacturing expertise. In the context of an EV, Foxconn can provide the electronics hardware stack of components, everything from screens to modules to inverters. They are also developing capabilities in other core EV components such as motors and battery packs that can be shared across multiple vehicles and multiple OEMs. The MIH consortium can supply other vehicle components and subsystems, hardware and software. The combination presents an ecosystem for accelerating innovation, reducing costs, and achieving scale.

This is important because with EVs, innovation is best achieved through a modern approach, one that requires expertise in hardware and software, as well as the ability to blend the two together. Lordstown Motors can add that value by facilitating collaboration further upstream in the development process and by providing expertise with building upon a multi-use platform.

When viewed through the lens of a vertically integrated OEM, this can sound like traditional platform sharing. However, that perspective oversimplifies and potentially undermines possibilities for design and innovation with an EV. The blend of hardware and software in an EV is creatively advantaged for tailoring to meet customer needs. Much like smartphones and other smart devices, the value of an EV will be increasingly defined, enhanced and differentiated by its software as EVs are software platforms.

The open approach to software and hardware optimization made possible with the Foxconn EV ecosystem can greatly stimulate and accelerate EV innovation. If an EV can do more and be more valuable to its users, demand for it will grow and EV adoption will accelerate. The fastest way to achieve that growth in innovation is through hardware and software optimization. And the fastest way to achieve innovation is through open collaboration.

Mobility In Harmony (MIH) – The innovation coalition

The MIH consortium exists to bring the talent and resources together to accelerate EV innovation and development through open collaboration. It is designed to both address and create market opportunities at a rate that will far surpass what is possible for vertically integrated mass market OEMs to achieve on their own.

For nearly two decades, the consumer electronics industry has demonstrated that it is better to collaborate than to do everything within one company. As a collective, MIH is a force multiplier. With a growing consortium of more than 2,400 companies, MIH is ushering in a new era of creativity, customization and innovation opportunities. The benefits of collaboration for speed, cost optimization, innovation and scale are indisputable:

Benefit	Explanation

Acceleration and speed	Shorter development cycle, standard architecture, optimized supply chain.

Cost	Shared components and systems significantly reduce costs. Tailored EV products at a higher value to customers.

Innovation	More competition + new entrants = greater innovation. The Foxconn EV ecosystem, including the MIH consortium, brings together thousands of companies that are best-in-class to build the most innovative vehicle possible.

Scale	OEMs to build large or small volumes.

Putting the ecosystem on wheels – The role of Lordstown Motors Corp.

With the market launch of the ENDURANCE full-size electric pickup truck, LMC is continuing to prove its advantages in the EV light-duty truck market. It is also an early result of the innovative and flexible business model and talent within Lordstown Motors. In arguably the most competitive and profitable segment of the North American automotive market, the ENDURANCE was voted Finalist: 2023 North American Truck of the Year.

The sale of the manufacturing plant located in Lordstown, Ohio to Foxconn was much more than a transfer of ownership. It laid the groundwork for the two companies to collaborate on product development. Foxconn’s manufacturing model is operational and effective as evidenced by their manufacture of the ENDURANCE.

Foxconn will leverage LMC’s vehicle design, engineering and development expertise. Purchasing the Ohio plant and becoming an employer of highly skilled automotive professionals enables Foxconn to rapidly scale its component and supply chain capabilities. It also offers a fast path to production for new or non-traditional OEMs.

At its peak, the Ohio plant produced more than 300,000 ICE vehicles per year. This capacity is expected to be used to build EVs from multiple OEMs. Foxconn can scale the plant for EVs quickly. A core advantage of accelerated innovation is the ability for more OEMs to realize the benefits of scale.

The Foxconn EV ecosystem, an open model for hardware, software and vehicle development, reduces barriers to entry for new EV manufacturers as well as for existing OEMs to develop new products

Assembling an experienced and capable vehicle development team is a costly, time-intensive process. For EV collaborators, access to a proven vehicle development team is both a new and now proven concept. LMC is well-positioned to provide all vehicle development functions including design, architecture, engineering, production, testing, industrialization and full homologation.

With access to the ecosystem that provides consistent, mission-critical systems, a tailored vehicle concept can be designed, developed and produced in specific quantities and launched in record time. EV companies can focus on the development and optimization of what is often called the “top hat.” This includes the design of the hardware and software in the vehicle areas that matter most to customers, the parts with which they interact.

The Foxconn EV ecosystem, in collaboration with MIH and LMC, is a model that’s built for speed and scale to create great EV products of high value. It also creates a unique ability to address new market opportunities that are quickly presenting themselves. By engaging and investing in this ecosystem, EV makers and investors can enter through multiple pathways, step on the accelerator, innovate and fulfill the world’s demand to transition to a broader spectrum of electric vehicles, faster.

* https://www.statista.com/statistics/272698/global-market-share-held-by-mobile-operating-systems-since-2009/